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                                                                      EXHIBIT 23

                          Independent Auditors' Consent

The Board of Directors
The CIT Group, Inc.:

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-74847) of CIT Equipment Collateral 2000-2 of our report dated April 13, 2001 relating to management's assertion about Capita Corporation's compliance with control criteria set forth in Exhibit I of management's assertion, which appears as Exhibit 99(b) of the Form 10-K, for the period from September 1, 2000 through December 31, 2000, which report appears as Exhibit 99(a) of this Form 10-K.

S/KPMG LLP

Short Hills, New Jersey
April 13, 2001